EXHIBIT 99.1

Zynex Announces Second Quarter 2015 Results

LONE TREE, CO – August 13, 2015 – Zynex, Inc. (OTCQB: ZYXI), an innovative medical technology company specializing in the manufacture and sale of non-invasive medical devices for pain management, stroke rehabilitation, neuro diagnostics, cardiac monitoring and compound pharmacy, announced today its second quarter 2015 financial results.

President and CEO Commentary:

Thomas Sandgaard, CEO commented: “We made excellent progress in the electrotherapy segment during the second quarter and are seeing the benefits from the nationwide rollout of our EZ Rx order program. Orders for compound pharmacy transdermal pain creams were negatively impacted by TRICARE ceasing reimbursement early in the second quarter. Revenue has stabilized over the past few quarters at just over $3.0 million. Based on the recent order and billing trend, we anticipate total net revenue for the third quarter of 2015 to be in the range of $3.2 to $3.4 million with positive earnings before interest, taxes depreciation and amortization.”

Sandgaard continued: “We continue to be very optimistic about the development of our new Blood Volume Monitor. We completed building the first production units and have recently signed an agreement for placement of units with hospitals for field testing and validation. We expect to submit our complete application to the FDA by the end of the third quarter.”

Summary of Financial Results:

The Company’s net revenue was $3,073,000 for the second quarter of 2015, compared to $1,349,000 for the second quarter of 2014. For the six month period of 2015, net revenue was $6,256,000 compared to $4,516,000 in the same 2014 period. The net revenue increases for both the three and six month periods reflect higher sales of transdermal pain creams, which were $200,000 higher in the second quarter and $585,000 higher during the six month 2015 period. In the previous year second quarter 2014 and six month period, revenue was negatively impacted by a backlog of consumable supplies which shifted the revenue into the third quarter 2014 period.

The Company reported Selling, General and Administrative (“SG&A”) expenses of $2,270,000 for the second quarter of 2015, compared to $2,947,000 for the quarter ended June 30, 2014, a 22% reduction. For the six months ended June 30, 2015, SG&A expenses were $4,980,000 compared to $6,403,000 in the 2014 period. Decreases in the Company’s SG&A expenses are primarily attributable to reduced operating expenses, headcount reductions, and lower building rent.

For the second quarter 2015, the Company reported a net loss of $493,000, or $0.02 per share, compared to a net loss of $5,553,000, or $0.18 per share in 2014. For the six months ended June 30, 2015, the Company reported a net loss of $1,389,000, or $0.04 per share, compared to a net loss of $6,983,000, or $0.22 per share in 2014.

The Company’s line of credit balance as of June 30, 2015 was $4,620,000, compared to $4,442,000 at December 31, 2014.

Webcast Details: Thursday, August 13, 2015 at 9:00 a.m. MT – 11:00 a.m. ET

To register and participate in the webcast, interested parties should click on the following link approximately 10-15 minutes prior to the webcast:

http://www.investorcalendar.com/IC/CEPage.asp?ID=174262

Please note: questions can only be submitted via the webcast user interface. Parties without access to the internet may join the presentation in listen only mode by dialing the toll free number provided below.

Phone Access Details:

Participant Toll Free Dial-in Number: 877-407-9124

Conference ID #: 13616933

About Zynex

Zynex, founded in 1996, markets and sells its own design of electrotherapy medical devices used for pain management and rehabilitation; and the company's proprietary NeuroMove device designed to help recovery of stroke and spinal cord injury patients. Zynex operates a non-sterile compound pharmacy providing topical and transdermal pain creams. Zynex is also developing a new blood volume monitor for use in hospitals and surgery centers.  For additional information, please visit: Zynex.com.

Safe Harbor Statement

Certain statements in this release are "forward-looking" and as such are subject to numerous risks and uncertainties. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain additional capital or augment our liquidity in order to continue our business, the success of our compound pharmacy and international expansion efforts, our ability to engage additional sales representatives, the success of such additional sales representatives, the need to obtain FDA clearance and CE marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement from insurance companies for products sold or rented to our customers, acceptance of our products by health insurance providers, our dependence on third party manufacturers to produce our goods on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the uncertain outcome of pending material litigation and other risks described in our filings with the Securities and Exchange Commission including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014.

Contact:

Brian Alleman

Zynex, Inc.

(303) 703-4906

ZYNEX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	June 30,	December 31,
	2015	2014
	(UNAUDITED)
ASSETS
Current Assets:
Cash	$ 87	$ 63
Accounts receivable, net	2,654	3,189
Inventory, net	1,391	1,935
Prepaid expenses	130	250
Income tax receivable	—	268
Total current assets	4,262	5,705
Property and equipment, net	996	1,276
Deposits	58	2
Intangible assets, net	99	131
Total assets	$ 5,415	$ 7,114
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Line of credit	$ 4,620	$ 4,442
Current portion of capital leases and other obligations	83	78
Accounts payable and income taxes payable	2,493	2,623
Deferred revenue	—	112
Accrued expenses	572	802
Total current liabilities	7,768	8,057
Capital leases and other obligations, less current portion	273	311
Warranty liability	13	13
Total liabilities	8,054	8,381
Stockholders’ (Deficit) Equity:
Preferred stock; $.001 par value, 10,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 31,271,234 shares issued and outstanding	31	31
Paid-in capital	5,735	5,702
Accumulated deficit	(8,323)	(6,934)
Total Zynex, Inc. stockholders’ deficit	(2,557)	(1,201)
Noncontrolling interest	(82)	(66)
Total stockholders’ deficit	(2,639)	(1,267)
Total liabilities and stockholders’ deficit	$ 5,415	$ 7,114

ZYNEX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Net revenue:
Rental	$ 517	$ 589	$ 844	$ 1,324
Sales	2,556	760	5,412	3,192
	3,073	1,349	6,256	4,516
Operating expenses:
Cost of revenue - rental	102	268	230	403
Cost of revenue - sales	1,064	903	2,181	1,765
Cost of revenue - write-off of noncore inventory	—	2,655	—	2,655
Selling, general and administrative expense	2,270	2,947	4,980	6,403
Income (loss) from operations	(363)	(5,424)	(1,135)	(6,710)
Other income (expense):
Interest expense	(138)	(144)	(270)	(302)
Other income:	—	9	—	9
	(138)	(135)	(270)	(293)
Income (loss) before income taxes	(501)	(5,559)	(1,405)	(7,003)
Income tax benefit	—	—	—	—
Net income (loss)	(501)	(5,559)	(1,405)	(7,003)
Plus: Net (income) loss – noncontrolling interest	8	6	16	20
Net loss – attributable to Zynex, Inc.	$(493)	$(5,553)	$(1,389)	$(6,983)
Net loss per share – attributable to Zynex, Inc.:
Basic	$(0.02)	$(0.18)	$(0.04)	$(0.22)
Diluted	$(0.02)	$(0.18)	$(0.04)	$(0.22)
Weighted - average number of common shares outstanding:
Basic	31,271,234	31,171,234	31,271,234	31,171,234
Diluted	31,271,234	31,171,234	31,271,234	31,171,234

###